Charles River CEO Seeing Broad Client Support For WuXi Deal
By Jennifer Cummings
Dow Jones
July 14th, 2010
http://online.wsj.com/article/BT-CO-20100714-709063.html

NEW YORK (Dow Jones)--Facing significant shareholder opposition, Charles River Laboratories International Inc. (CRL) Chief Executive James Foster is continuing to defend his company's $1.6 billion offer for fellow contract-research organization WuXi PharmaTech (Cayman) Inc. (WX).

Even as shareholders question the price tag and timing of the deal, Foster said in an interview on Wednesday that Charles River's clients have supported the offer en masse. Contract-research organizations, like Charles River, conduct clinical trials and provide other services to pharmaceutical companies.

The "extraordinary client reaction" has made it particularly surprising and disappointing that the deal is facing opposition from several top Charles River shareholders, Foster said.

Charles River and China-based WuXi announced the transaction in late April, saying the combination would create the first fully integrated global early-stage contract-research organization. The deal would combine Charles River's work in biology, or early-stage drug development, with the chemistry work, including molecule creation, which WuXi specializes in.

Since the deal was announced, several top Charles River shareholders have come out against the transaction, saying the price tag is too high and doesn't allow for a margin of error. Skeptics also contend the cash-and-stock offer is coming at a time when Charles River shares are undervalued.

Charles River stepped up its efforts to promote the transaction on Tuesday as it heads for a showdown with the deal opponents when shareholders vote on Aug. 5.

Charles River released samples of the supportive client responses to the deal, though critics questioned why the comments were unattributed.

For instance, the company quotes a client saying, "Charles River-WuXi's unique early-stage portfolio of products and services provides a transformational opportunity for the drug development industry," but it cites the source only as a senior vice president of research and early development of a top-five pharmaceutical company.

Foster said that obviously he would have preferred to be able to name the sources, but the clients' legal departments wouldn't have approved it. Citing confidentially agreements, the company also declined to name its top clients.

Jefferies & Co. analyst David Windley said contract-research organizations typically work with big drug companies like Pfizer Inc. (PFE), Merck & Co. (MRK) and Bristol-Myers Squibb Co. (BMY), among many others.

In addition, Foster said he and WuXi Chairman and Chief Executive Ge Li have met with the heads of the research and development departments of most major pharmaceutical companies, who all like the deal.

Also Tuesday, Charles River said it won't proceed with the transaction, currently slated to close in the fourth quarter, without its shareholders' approval, putting to rest the speculation that it might restructure the deal so it could bypass a vote.

Foster declined to speculate on which way the momentum is going as the company heads into the Aug. 5 vote, adding he's going on another road show next week.

Shares of Charles River were recently down 1.2% to $35.19, as WuXi declined 1.1% to $15.59.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  These statements are based on current expectations and beliefs of Charles River Laboratories International, Inc. (Charles River) and WuXi PharmaTech (Cayman) Inc. (WuXi), and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements.  Those risks and uncertainties include, but are not limited to: 1) the possibility that the proposed combination may be delayed or not completed due to the failure to obtain stockholder or regulatory approvals or otherwise satisfy the conditions to the proposed combination as set forth in the acquisition agreement for the proposed combination;  2) problems may arise in successfully integrating the businesses of the two companies; 3) the acquisition may involve unexpected costs; 4) the combined company may be unable to achieve the expected transaction benefits, including the projected revenue synergies described above and improved customer service levels and anticipated cost synergies; 5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in Securities and Exchange Commission (SEC) reports filed or furnished by Charles River and WuXi.  For additional information on these and other important factors that could adversely affect Charles River’s or WuXi’s business, financial condition, results of operations and prospects, see "Risk Factors" (i) beginning on page 18 of Charles River’s Annual Report on Form 10-K and (ii) beginning on page 6 of WuXi’s 2009 Annual Report on Form 20-F, each filed at the SEC’s website www.sec.gov.

Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River and WuXi. Charles River and WuXi assume no obligation and expressly disclaim any duty to update information contained in this filing except as required by law.

Additional Information

This document may be deemed to be solicitation material in respect of the proposed combination of Charles River and WuXi.  In connection with the proposed transaction, Charles River has filed a definitive proxy statement with the SEC.  Before making any voting or investment decisions, investors and security holders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC because they will contain important information.  The definitive proxy statement has been mailed to the shareholders of Charles River seeking their approval of the proposed transaction. Charles River’s shareholders may also obtain a copy of the definitive proxy statement free of charge by directing a request to: Charles River Laboratories, 251 Ballardvale Street, Wilmington, MA 01887, Attention: General Counsel.  In addition, the definitive proxy statement is available free of charge at the SEC’s website, www.sec.gov or on Charles River’s website at www.criver.com/specialwuxi2010.

This document is not a solicitation of proxies from WuXi’s security holders to approve the proposed combination. In connection with the proposed transaction, WuXi has filed a scheme document that has been approved by the Grand Court of the Cayman Islands with the SEC on Form 6-K.  The approved scheme document has been mailed to WuXi’s security holders seeking their approval of the proposed combination.  Before making any voting or investment decisions, WuXi’s security holders are urged to read the approve scheme document and any other relevant documents filed with the SEC because they will contain important information. WuXi’s security holders will also be able to obtain a copy of the approved scheme document free of charge by directing a request to: 288 Fute Zhong Road, Waigaoqiao Free Trade Zone, Shanghai 200131, People’s Republic of China, Attention: Genyong Qiu.  In addition, the approved scheme document is available free of charge at the SEC’s website, www.sec.gov.  WuXi’s security holders may also access copies of the documents filed with the SEC by WuXi on WuXi’s website at www.wuxiapptec.com.

Charles River, WuXi and their respective directors and executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding Charles River’s directors and executive officers is available in Charles

River’s proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 30, 2010.  Information regarding the interests of Charles River’s directors and certain members of Charles River’s management in the proposed transaction is set forth in the definitive proxy statement filed with the SEC.  Information regarding WuXi’s directors and executive officers is available in WuXi’s annual report on Form 20-F for the fiscal year ended December 31, 2009, which was filed with the SEC on April 23, 2010.  Information regarding the interests of WuXi’s directors and certain members of WuXi’s management in the proposed transaction is available in WuXi’s approved scheme document, which was filed on Form 6-K with the SEC on June 29, 2010.

This document does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities.  The Charles River shares to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  Charles River intends to issue such Charles River shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act.